Exhibit 99.1

Globe Photos Appoints Seasoned Financial Executive, Evan Bedell, as Chief Financial Officer

LAS VEGAS, NV – April 30, 2019 – Globe Photos, Inc. (OTCQB: GBPT), a leader in licensed sports photographic prints and iconic pop culture imagery, has appointed Evan Bedell as chief financial officer. Bedell succeeds Shamar Tobias, who will continue as company controller.

Bedell is a senior finance and capital markets professional with more than 22 years of executive experience focused on financial technology, capital formation and M&A in the public and private markets. He was previously the founder and CEO of View Capital, a business development and capital markets advisory firm deeply involved in financial technology.

Prior to View Capital, he was co-founder and COO of Silver Pacific Advisors, a boutique investment bank where he oversaw $2 billion in capital formation and M&A. He earlier served as vice president for the investment banking division of Lehman Brothers, executing on more than $9 billion in securities and M&A transactions. Before Lehman, he was a global manager at KPMG Consulting.

Bedell received his MBA from the UCLA Anderson School of Management and Bachelor of Arts from the University of California Santa Barbara, and holds a Chartered Financial Analyst designation.

“Evan’s deep financial, entrepreneurial and executive experience is well suited to the next phase of our growth and development following our acquisition and now completed integration of the Photo File sports photo platform,” said Globe Photos chairman, Sam Battistone. “As a strong team builder with proven financial and transactional acumen, we’re looking forward to Evan’s contributions as a hands-on CFO to support a number of new market initiatives we are rolling out in 2019.”

Bedell commented: “I’m fortunate to join the Globe team at such a pivotal time as it begins to market its vast sports and pop culture image library through new personalization technologies designed to bridge the gap between online and traditional retail. The addition of Photo File has certainly opened up exciting new opportunities for Globe, especially in areas I believe my background and experience can make a significant difference.”

Globe Photos CEO and president, Stuart Scheinman, added: “We also want to thank Shamar for his strong contributions during an intense transitional period for Globe, as we accomplished the integration of Photo File, completed our 2018 audit, and advanced our preparation for a proposed Nasdaq up-listing.”

About Globe Photos

Globe Photos is the owner of one of the world’s largest collections of iconic pop culture imagery, which includes more than 15 million images taken by more than 3,500 photographers from around the world over the last century. The collection features iconic personalities and unforgettable moments from the worlds of entertainment, sports, history and politics. For more information, visit www.globephotos.com.

The company’s new Photo File division currently holds licenses with the NFL, NBA, MLB, NHL, and major colleges including Alabama, Clemson, Ohio State and many others, to produce sports prints, lithographs and other related items. Photo File also holds licenses for thousands of additional individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, and others. For more information about Photo File, visit www.photofile.com.

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Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, our ability to successfully integrate the Photo File business into the company, , competition and other material risks.

Company Contact

Stuart Scheinman

President & CEO

Globe Photos, Inc.

Tel (702) 722-6113

info@globephotos.com

Media & Investor Relations Contact:

Ronald Both

CMA

Tel (949) 432-7566

GBPT@cma.team

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